                                                                   Exhibit 10.21

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") made effective as of July 5, 2005 by and between BioMimetic Pharmaceuticals, Inc., a Delaware corporation (the
"Company"), and Steven Hirsch (the "Executive").

In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

1.   Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company as Chief Operating Officer and to be responsible for the typical management responsibilities expected of an officer holding such position including those set forth in your employment offer letter dated June 12, 2005 and such other responsibilities customarily pertaining to such office as may be assigned to Executive from time to time by the Chief Executive Officer of the Company, all for the
     Period of Employment as provided in Section 2 below and upon the terms and conditions provided in the Agreement.

2.   Term. The period of Executive's employment under this Agreement, will commence on or about July 5, 2005 and shall continue through July 5, 2009, subject to extension or termination as provided in this Agreement ("Period of Employment").

3.   Duties. During the Period of Employment, the Executive shall devote his full business time, attention and skill to the business and affairs of the
     Company and its affiliates. The Executive will perform faithfully the duties that may be assigned to him from time to time in accordance herewith by the Chief Executive Officer.

4.   Compensation. For all services rendered by the Executive in any capacity during the Period of Employment, the Executive shall be compensated as follows:

     (a)  Base Salary. The Company shall pay the Executive an annual base salary of $265,000.00 ("Base Salary"). Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than twice each month. The Base Salary shall be reviewed each fiscal period and shall be subject to increase according to the policies and practices adopted by the Company from time to time. In addition, the Company will pay the Executive a one-time sign-on bonus of $50,000.00 payable ninety (90) days from the commencement of this
          Agreement.

     (b)  Incentive Compensation Award. The Executive shall also be eligible to receive annual incentive bonuses of up to 40% of Base Salary. The payment of such annual incentive bonuses shall be based on the performance and satisfaction of specific Company and personal goals, mutually agreed upon by the Chief Executive Officer and the Executive within forty-five (45) days of the execution of this Agreement, and shall be further based upon the Executive's performance as evaluated by the Chief Executive Officer. Executive is guaranteed to receive a prorated bonus for the first nine months of employment at the Company.

     (c)  Options. Upon execution of this Agreement, Executive shall receive an option to purchase 157,682 shares of Company common stock, with vesting terms as set forth in such option grant. Executive may also be entitled to receive additional Company options as may be granted to him from time to time by the Company during the term of his employment.

     (d)  Additional Benefits. The Executive will be entitled to participate in all employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company or its affiliates and available to similarly situated employees of the
          Company, including participation in stock option plans. The Executive may participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. The Company will provide you with group hospitalization, health, dental and vision insurance and pay up to $750 per month for such insurance. The Company may also provide life or other insurance, sick leave plans, travel or accident insurance and disability insurance. Nothing in this Agreement will preclude the Company or
          Company affiliates from amending or terminating any of the plans or programs applicable to salaried employees or senior executives as long as the total value of all benefits is not materially decreased.

          The Executive will be entitled to an annual paid vacation of 10 days per full six month period of employment. In addition, the Company has nine paid holidays annually.

          The Company will provide Executive with sufficient equipment, supplies and resources to accomplish his duties and will purchase and/or reimburse Executive for the cost of maintaining current professional memberships, the latter not to exceed $1,000 annually.

     (e)  Relocation Expenses. Executive shall relocate to the area of the
          Company's headquarters. The Company shall reimburse the Executive for up to $50,000 of normal moving expenses upon submission of Executive's receipts and per industry standards. In addition, the Company will also reimburse Executive up to $2,500 per month for up to three (3)
          months of temporary housing costs.

5.   Business Expenses and Other Expenses. The Company will reimburse the
     Executive for all reasonable travel and other expenses incurred by the
     Executive in connection with the performance of his duties and obligations under this Agreement.

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6.   Disability.

     (a)  In the event of disability of the Executive during the Period of
          Employment, the Company will continue to pay the Executive according to the compensation provisions of this Agreement during the period of his disability, until such time as any long term disability insurance benefits accruing to the Executive are available. However, in the event the Executive is disabled for a continuous period of three months, or for a total of 90 or more days in any 270-day period, the
          Company may terminate the employment of the Executive. In this case, normal compensation will cease, except for earned but unpaid Base
          Salary and his monthly Base Salary as in effect at the time of the termination for a period of up to two (2) months.

     (b)  During the period the Executive is receiving payments of either regular compensation or disability insurance described in this
          Agreement and to the extent reasonable considering the Executive's disability, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the
          Company to undertake assignments consistent with his prior position with the Company. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to furnish information and assistance will end.

     (c)  The term "disability" will have the same meaning as under any disability insurance provided pursuant to this Agreement or otherwise.

7.   Death. In the event of the death of the Executive during the Period of
     Employment, the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base
     Salary.

8.   Effect of Termination of Employment.

     (a)  If the Executive's employment terminates due to a Without Cause
          Termination, as defined below, or if Company elects not to renew
          Executive's employment hereunder, the Company will pay the Executive the twelve (12) months' Base Salary as in effect at the time of the termination. The benefits and perquisites described in this Agreement as in effect at the date of termination of employment will terminate immediately. Additionally, vesting will accelerate on the options held by Executive by twelve (12) months in the event of a Without Cause
          Termination.

     (b)  If the Executive's employment terminates due to Termination for Cause
          (as defined below), breach of this Agreement by Executive, resignation by Executive, or expiration of the Period of Employment, earned but unpaid Base Salary will be paid on a pro-rated basis for the year in which the termination occurs. No other payments will be made or benefits provided by the Company.

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     (c)  For this Agreement, the following terms have the following meanings:

          (i)  "Termination for Cause" means termination of the Executive's employment by the Company's Chief Executive Officer or Board of
               Directors acting in good faith by the Company by written notice to the Executive specifying the event relied upon for such termination, due to the Executive's willful misconduct with respect to his duties under this Agreement, including but not limited to conviction for a felony or a common law fraud, which has resulted or is likely to result in substantial economic damage to the Company. Executive will be provided a reasonable opportunity prior to any determination for "Cause", to present his case before the Board of Directors of the Company with counsel.

          (ii) "Without Cause Termination" means "constructive termination" or actual termination of the Executive's employment other than due to death, disability, Termination for Cause, or resignation by
               Executive.

9.   Other Duties of the Executive during and after the Period of Employment.

     (a)  The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

     (b)  The Executive recognizes and acknowledges that all non-public information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment and for 12 months thereafter except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any non-public information concerning the affairs, business, clients, customers or other relationships of the Company, except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. All records, memoranda, etc., relating to the business of the Company, whether made by the
          Executive or otherwise coming into his possession, are confidential and will remain the property of the Company. Confidential information shall not include information that (i) becomes generally available to the public other than as a result of disclosure by the Executive, (ii)
          was available to the Executive on a non-confidential basis prior to disclosure to the Executive in connection with his duties to the
          Company, provided that the source of such information is not known to the Executive to be bound by a confidentiality agreement or other contractual obligation of confidentiality to the Company or (iii)
          becomes available to the Executive on a non-confidential basis from a source other than the Company (or any agent, employee or affiliate of
          Company) provided such

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          source is not known to the Executive to be bound by a confidentiality agreement or other contractual obligation of confidentiality to the
          Company.

     (c)  During the Period of Employment, the Executive will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company. During the period of his employment and for a period of 12 months thereafter, the Executive will not engage, directly or indirectly, in any business activity or enterprise which is a "Competitive Activity". For purposes hereof,
          "Competitive Activity" means the making of investments in or the provision of capital to any enterprise, or to any person in connection with any enterprise, with respect in which the Company has invested or provided capital or proposed, in writing, to invest or provide capital during the term of the Executive's employment, or to pursue any similar investment opportunity with any individual or enterprise introduced to the Executive or Company directly in connection with the performance of the Executive's duties to the Company during the term of his employment, in each case in the area of health-care services.
          This restriction shall not apply to any investment opportunity that has been declined by the Company. The Executive acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. For a twelve month period after termination of the
          Period of Employment for any reason, the Executive will not directly or indirectly hire any employee of the Company or solicit any such employee to leave the employ of the Company.

     (d)  The Executive acknowledges that his breach or threatened or attempted breach of any provision of Section 9 would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of Section 9 without being required to prove damages or furnish any bond or other security.

     (e)  The Executive shall not be bound by the provisions of Section 9 in the event of the default by the Company in its obligations under this
          Agreement that are to be performed upon or after termination of this
          Agreement.

     (f)  For purposes of Section 9, the "Company" shall include any person or entity that, directly or indirectly, controls or is controlled by the
          Company or is under common control with the Company.

10.  Indemnification; Litigation. The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the
     Company whichever affords the greater protection to the Executive. The
     Executive will be entitled to prompt reimbursement of any fees or expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being a director or executive officer of the
     Company. The foregoing shall survive termination of Executive's employment or any future amendment or modification of the Company's articles of incorporation or bylaws.

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11.  Consolidation; Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation that assumes this Agreement and all obligations and undertakings of the company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used will mean the other corporation and this
     Agreement shall continue in full force and effect.

12.  Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

13.  Governing Law. This Agreement has been executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

14.  Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

          (a)  If to the Company, to:
               Chief Executive Officer
               BioMimetic Pharmaceuticals, Inc.,
               389 A Nichol Mill Lane, Franklin, TN 37067

          with a copy to:
               Mark Manner
               Harwell Howard Hyne Gabbert & Manner,
               1800 AmSouth Center
               315 Deaderick Street
               Nashville, Tennessee 37238

          or at such other address as may have been furnished to the Executive by the Company in writing; or

          (b)  If to the Executive, to
               Steven Hirsch

               ______________________

               ______________________

          or such other address as may have been furnished to the Company by the
          Executive in writing.

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15.  Binding Agreement. This Agreement shall be binding on the parties'
     successors, heirs and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                EXECUTIVE

                                                /s/ Steven Hirsch
                                                --------------------------------
                                                Steven Hirsch

                                                BIOMIMETIC PHARMACEUTICALS, INC.

                                                By: /s/ Samuel E. Lynch
                                                    ----------------------------
                                                Its: President & CEO

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